Exhibit 4.1



                                   SUPPLEMENT
                                       TO
                               SERIES SUPPLEMENT
            GOLDMAN SACHS CAPITAL I SECURITIES-BACKED SERIES 2004-4
            -------------------------------------------------------


          THIS SUPPLEMENT, dated as of March 10, 2004 (this "Supplement"), to the Series Supplement, dated as of February 25, 2004 (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-4.


          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


          1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Series Supplement.

          2. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $20,000,000 of Underlying Securities and the Trust hereby issues an additional 800,000 Class A-1 Certificates with an initial aggregate Certificate Principal Balance of $20,000,000 and additional Class A-2 Certificates with an aggregate Initial Amortizing Notional Balance of $860,000 (the "Additional Certificates"). After giving effect to the issuance of the Additional Certificates, the Trust will have issued in the aggregate (i) 4,200,000 Class A-1 Certificates with an aggregate initial Certificate Principal Balance of $105,000,000 and (ii) Class A-2 Certificates with an aggregate Initial Amortizing Notional Balance of $4,516,000. The Additional Certificates shall have an original issue date of even date herewith. The Trust is also issuing call warrants with respect to the Additional Certificates (the "Additional Call Warrants"). The Class A-2 Amortization Schedule is hereby revised and amended in accordance with Section 3(d) of the Series Supplement, and is attached hereto, as revised and amended, as Schedule I. The descriptions of the Underlying Securities, the Certificates and the Call Warrants in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis.

          3. If a Warrant Holder exercises all of the Class A-1 Call Warrants and Class A-2 Call Warrants held by such Warrant Holder and exchanges the related Called Certificates for Underlying Securities pursuant to Section 7(a) of the Series Supplement, then (i) the Trustee shall determine that Class A-1 Certificates and Class A-2 Certificates representing a like percentage of all outstanding Class A-1 Certificates and Class A-2 Certificates are surrendered if such Called Certificates represent the same percentage of their respective classes to 1/100th of a percent (not rounded), and (ii) the Trustee shall determine that Underlying Securities distributed in exchange for such Called Certificates represent the same percentage of Underlying Securities as such Called Certificates represent of all outstanding Certificates if the percentage that the Called Class A-1 Certificates represent of all Class A-1 Certificates is the same percentage that the distributed Underlying Securities represent of all Underlying Securities. By way of example, (i) 800,000 Called Class A-1 Certificates (19.0476% of all Class A-1 Certificates) and 34,407 Called Class A-2 Certificates (19.0473% of all Class A-2 Certificates) shall be deemed to represent the same percentage, and (ii) such 800,000 Called Class A-1 Certificates and 34,407 Called Class A-2 Certificates shall be exchanged for $20,000,000 by principal balance of Underlying Securities (19.0476% of all Underlying Securities).

          4. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

          5. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

          6. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          7. Headings. The headings of Sections contained in this Amendment are provided for convenience only. They form no part of this Amendment or the Series Supplement and shall not affect the construction or interpretation of this Amendment or Series Supplement or any provisions hereof or thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Series Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                            LEHMAN ABS CORPORATION

                            By: /s/ Paul Mitrokostas
                                ----------------------------------------
                                    Name:  Paul Mitrokostas
                                    Title:    Senior Vice President


                            U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  not in its individual capacity
                                  but solely as Trustee on behalf
                                  of the Corporate Backed Trust Certificates,
                                  Goldman Sachs Capital I Securities-Backed
                                  Series 2004-4 Trust


                            By:  /s/ David J. Kolibachuk
                                 ---------------------------------------
                                    Name:  David J. Kolibachuk
                                    Title:    Vice President




                                              SCHEDULE I

                                   CLASS A-2 AMORTIZATION SCHEDULE1

                                                                                  Amortizing Notional
             Class A-2 Scheduled                                                    Balance After
  Date         Notional Amount          Interest Paid           Total Paid          Amortization
2/25/2004                -                   -                      -              $ 4,516,000.00
8/15/2004          $ 20,876.01          $ 149,278.89           $ 170,154.90        $ 4,495,123.99
2/15/2005          $ 23,795.66          $ 157,329.34           $ 181,125.00        $ 4,471,328.33
8/15/2005          $ 24,628.51          $ 156,496.49           $ 181,125.00        $ 4,446,699.82
2/15/2006          $ 25,490.51          $ 155,634.49           $ 181,125.00        $ 4,421,209.32
8/15/2006          $ 26,382.67          $ 154,742.33           $ 181,125.00        $ 4,394,826.64
2/15/2007          $ 27,306.07          $ 153,818.93           $ 181,125.00        $ 4,367,520.57
8/15/2007          $ 28,261.78          $ 152,863.22           $ 181,125.00        $ 4,339,258.79
2/15/2008          $ 29,250.94          $ 151,874.06           $ 181,125.00        $ 4,310,007.85
8/15/2008          $ 30,274.73          $ 150,850.27           $ 181,125.00        $ 4,279,733.13
2/15/2009          $ 31,334.34          $ 149,790.66           $ 181,125.00        $ 4,248,398.79
8/15/2009          $ 32,431.04          $ 148,693.96           $ 181,125.00        $ 4,215,967.74
2/15/2010          $ 33,566.13          $ 147,558.87           $ 181,125.00        $ 4,182,401.62
8/15/2010          $ 34,740.94          $ 146,384.06           $ 181,125.00        $ 4,147,660.67
2/15/2011          $ 35,956.88          $ 145,168.12           $ 181,125.00        $ 4,111,703.80
8/15/2011          $ 37,215.37          $ 143,909.63           $ 181,125.00        $ 4,074,488.43
2/15/2012          $ 38,517.91          $ 142,607.09           $ 181,125.00        $ 4,035,970.52
8/15/2012          $ 39,866.03          $ 141,258.97           $ 181,125.00        $ 3,996,104.49
2/15/2013          $ 41,261.34          $ 139,863.66           $ 181,125.00        $ 3,954,843.15
8/15/2013          $ 42,705.49          $ 138,419.51           $ 181,125.00        $ 3,912,137.66
2/15/2014          $ 44,200.18          $ 136,924.82           $ 181,125.00        $ 3,867,937.48
8/15/2014          $ 45,747.19          $ 135,377.81           $ 181,125.00        $ 3,822,190.29
2/15/2015          $ 47,348.34          $ 133,776.66           $ 181,125.00        $ 3,774,841.95
8/15/2015          $ 49,005.53          $ 132,119.47           $ 181,125.00        $ 3,725,836.42
2/15/2016          $ 50,720.73          $ 130,404.27           $ 181,125.00        $ 3,675,115.69
8/15/2016          $ 52,495.95          $ 128,629.05           $ 181,125.00        $ 3,622,619.74
2/15/2017          $ 54,333.31          $ 126,791.69           $ 181,125.00        $ 3,568,286.43
8/15/2017          $ 56,234.97          $ 124,890.03           $ 181,125.00        $ 3,512,051.46
2/15/2018          $ 58,203.20          $ 122,921.80           $ 181,125.00        $ 3,453,848.26
8/15/2018          $ 60,240.31          $ 120,884.69           $ 181,125.00        $ 3,393,607.95
2/15/2019          $ 62,348.72          $ 118,776.28           $ 181,125.00        $ 3,331,259.23
8/15/2019          $ 64,530.93          $ 116,594.07           $ 181,125.00        $ 3,266,728.30
2/15/2020          $ 66,789.51          $ 114,335.49           $ 181,125.00        $ 3,199,938.79
8/15/2020          $ 69,127.14          $ 111,997.86           $ 181,125.00        $ 3,130,811.65
2/15/2021          $ 71,546.59          $ 109,578.41           $ 181,125.00        $ 3,059,265.05
8/15/2021          $ 74,050.72          $ 107,074.28           $ 181,125.00        $ 2,985,214.33
2/15/2022          $ 76,642.50          $ 104,482.50           $ 181,125.00        $ 2,908,571.83
8/15/2022          $ 79,324.99          $ 101,800.01           $ 181,125.00        $ 2,829,246.85
2/15/2023          $ 82,101.36           $ 99,023.64           $ 181,125.00        $ 2,747,145.49
8/15/2023          $ 84,974.91           $ 96,150.09           $ 181,125.00        $ 2,662,170.58
2/15/2024          $ 87,949.03           $ 93,175.97           $ 181,125.00        $ 2,574,221.55
8/15/2024          $ 91,027.25           $ 90,097.75           $ 181,125.00        $ 2,483,194.30
2/15/2025          $ 94,213.20           $ 86,911.80           $ 181,125.00        $ 2,388,981.10
8/15/2025          $ 97,510.66           $ 83,614.34           $ 181,125.00        $ 2,291,470.44
2/15/2026         $ 100,923.53           $ 80,201.47           $ 181,125.00        $ 2,190,546.91
8/15/2026         $ 104,455.86           $ 76,669.14           $ 181,125.00        $ 2,086,091.05
2/15/2027         $ 108,111.81           $ 73,013.19           $ 181,125.00        $ 1,977,979.24
8/15/2027         $ 111,895.73           $ 69,229.27           $ 181,125.00        $ 1,866,083.51
2/15/2028         $ 115,812.08           $ 65,312.92           $ 181,125.00        $ 1,750,271.43
8/15/2028         $ 119,865.50           $ 61,259.50           $ 181,125.00        $ 1,630,405.93
2/15/2029         $ 124,060.79           $ 57,064.21           $ 181,125.00        $ 1,506,345.14
8/15/2029         $ 128,402.92           $ 52,722.08           $ 181,125.00        $ 1,377,942.22
2/15/2030         $ 132,897.02           $ 48,227.98           $ 181,125.00        $ 1,245,045.20
8/15/2030         $ 137,548.42           $ 43,576.58           $ 181,125.00        $ 1,107,496.78
2/15/2031         $ 142,362.61           $ 38,762.39           $ 181,125.00          $ 965,134.17
8/15/2031         $ 147,345.30           $ 33,779.70           $ 181,125.00          $ 817,788.86
2/15/2032         $ 152,502.39           $ 28,622.61           $ 181,125.00          $ 665,286.47
8/15/2032         $ 157,839.97           $ 23,285.03           $ 181,125.00          $ 507,446.50
2/15/2033         $ 163,364.37           $ 17,760.63           $ 181,125.00          $ 344,082.13
8/15/2033         $ 169,082.13           $ 12,042.87           $ 181,125.00          $ 175,000.00
2/15/2034         $ 175,000.00            $ 6,125.00           $ 181,125.00                -



-----------------------
1 The Class A-2 Amortization Schedule shall be amended in connection with any increase or reduction in the Amortizing Notional Balance of Class A-2 Certificates. In addition, the payment to holders of Class A-2 Certificates is subject to the payment of interest on the Underlying Securities by the Underlying Securities Issuer, and will be deferred if any such interest payments are deferred by the Underlying Securities Issuer.